UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38045	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Neurotrope, Inc. (the “Company”) has prepared an investor presentation to be presented at the 8th Annual Neurodegenerative Drug Development Summit in Boston, Massachusetts on February 26, 2020. Copies of the investor presentation and related abstract are attached hereto as Exhibits 99.1 and 99.2, respectively.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01 and the investor presentation and abstract attached to this report as Exhibits 99.1 and 99.2, respectively, are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Any statements contained in the investor presentation and abstract that do not describe historical facts may constitute forward-looking statements. These forward-looking statements include statements regarding the Company’s plans to explore strategic alternatives and the potential outcome and benefits of a potential strategic transaction, the Phase 2 study and further studies, and continued development of use of Bryostatin-1 for Alzheimer’s disease and other cognitive diseases. Such forward-looking statements are subject to risks and uncertainties and other influences, many of which the Company has no control over. There can be no assurance that the Company will be able to identify potential strategic transactions and complete any transactions it may pursue or realize the expected benefits from a strategic review or a strategic transaction, the clinical program for Bryostatin-1 will be successful in demonstrating safety and/or efficacy, that the Company will not encounter problems or delays in clinical development, or that Bryostatin-1 will ever receive regulatory approval or be successfully commercialized. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Additional factors that may influence or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to identify potential strategic transactions and to complete any transactions it pursues, the Company’s inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, the Company’s patent portfolio, the Company’s inability to expand its business, significant government regulation of pharmaceuticals and the healthcare industry, lack of product diversification, availability of the Company’s raw materials, existing or increased competition, stock volatility and illiquidity, and the Company’s failure to implement its business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. The Company does not undertake to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Investor Presentation, dated February 26, 2020.

99.2	Abstract, dated February 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: February 26, 2020	By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer,
Executive Vice President, Secretary and Treasurer